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                               February 13, 1995



National Medical Enterprises, Inc.
2700 Colorado Avenue
Santa Monica, California  90404

          Re:  National Medical Enterprises, Inc.
               Registration Statement No. 33-57057
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Ladies and Gentlemen:

          I am the General Counsel of National Medical Enterprises, Inc. (the "Company"), and have acted as counsel to the Company in connection with the preparation of the above-referenced Registration Statement on Form S-3, filed by the Company with the Securities and Exchange Commission (the "Commission") on December 23, 1994 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto, filed with the Commission on January 31, 1995 and Amendment No. 2 thereto, filed with the Commission on February 13, 1995, including information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations under the Act (such Registration Statement, as so amended, being hereinafter referred to the "Registration Statement"). The Registration Statement relates to the registration under the Act of $300,000,000 principal amount of Senior Notes due 2002 (the "Senior Notes") and $700,000,000 principal amount of Senior Subordinated Notes due 2005 (the "Senior Subordinated Notes") (collectively, the "Debt Securities") to be issued by the Company.

          The Debt Securities are to be sold pursuant to an underwriting agreement to be entered into among the Company and the underwriters named therein (the "Underwriting Agreement"). The Senior Notes will be issued pursuant to an Indenture (the "Senior Note Indenture") between the Company and The Bank of New York, as Trustee. The Senior Subordinated Notes will be issued pursuant to an Indenture (the "Senior Subordinated Note Indenture"

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and, together with the Senior Note Indenture, the "Indentures") between the
Company and The Bank of New York, as Trustee. The terms of the Debt Securities include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act of 1939, as amended.

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

          In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, (i) the Registration Statement (together with the form of preliminary prospectus forming a part thereof), (ii) the Restated Articles of Incorporation and Restated By-laws of the Company, as amended to date, (iii) copies of certain resolutions adopted by the Board of Directors of the Company relating to the filing of the Registration Statement and any amendments or supplements thereto, the proposed issuance of the Debt Securities and related matters, (iv) the form of Underwriting Agreement and (v) forms of the Indentures. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

          I am a member of the California Bar and for purposes of this opinion do not express any opinion as to the laws of any jurisdiction other than California and the General Corporation Law of the State of Nevada.

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National Medical Enterprises, Inc.
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          Based on and subject to the foregoing, I am of the opinion that the
Debt Securities will be, when issued and sold in accordance with the Registration Statement and the respective Indenture, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement of such obligations may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent. I hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. I also consent to the reference to me under the heading "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                                 Very truly yours,



                                                 Scott M. Brown

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